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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  January 3, 2007

(Date of earliest event reported)

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BIO-RAD LABORATORIES, INC.

(exact name of registrant as specified in its charter)

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Commission File Number:       1-7928

Delaware (State or other jurisdiction of incorporation or organization)	94-1381833 (I.R.S. Employer Identification No.)
1000 Alfred Nobel Dr. Hercules, California 94547 (Address of Principal executive offices, including zip code) (510) 724-7000 (Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01

NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On December 31, 2006, Mr. Philip L. Padou, a longtime member of the Board of Directors and Chairman of the Audit Committee of Bio-Rad Laboratories, Inc. (the “Company”), unexpectedly passed away.  Mr. Padou was 72.

On January 3, 2007, the Company voluntarily contacted and informed the staff of the American Stock Exchange (“Amex”) that it believed it was not in material compliance with Section 121(B)(2)(a) of the American Stock Exchange Company Guide because the death of Mr. Padou left the Company with only two independent directors serving on its Audit Committee rather than the requisite three independent directors.  The Company is currently seeking a replacement for Mr. Padou to serve on its Board of Directors and Audit Committee in order to regain compliance with the Amex requirements.

Mr. Ruediger Naumann-Etienne, who has served on the Company’s Board of Directors and Audit Committee since 2001, will be appointed by the Board of Directors to serve as interim Chairman of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:  January 4, 2007

By: /s/ Christine A. Tsingos

Christine A. Tsingos

Vice President and Chief Financial Officer